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                                                                   Exhibit (10)



                                 JAMES B. CRAVER
                               6 ST. JAMES AVENUE
                                   NINTH FLOOR
                           BOSTON, MASSACHUSETTS 02116
                                  617-423-0800



                                                     November 9, 1994


Select Advisors Variable Insurance Trust
318 Broadway
Cincinnati, Ohio 45202


Ladies and Gentlemen:

RE: REGISTRATION OF SHARES OF BENEFICIAL INTEREST UNDER RULE 24F-2 OF THE INVESTMENT COMPANY ACT OF 1940


         This opinion is being furnished in connection with the filing of the registration statement on Form N-1A under the Investment Company Act of 1940, as amended (the "1940 Act"), and the Securities Act of 1933, as amended (the "1933 Act"), of Select Advisors Variable Insurance Trust, a Massachusetts business trust (the "Trust"), and in conjunction with the registration, pursuant to Rule 24f-2 under the 1940 Act, of an indefinite number of Shares of Beneficial Interest (par value $0.00001 per share) (the "Shares") of the Trust's initial series -- Touchstone Emerging Growth Portfolio, Touchstone Income Opportunity Portfolio, Touchstone International Equity Portfolio, Touchstone Standby Income Portfolio and Touchstone Balanced Portfolio -- under the 1933 Act.

         This opinion is limited solely to the laws of the Commonwealth of Massachusetts as applied by courts in such Commonwealth. This opinion is limited solely to the Shares as reflected on the audited balance sheets of the Trust dated November 9, 1994. I understand that the foregoing limitation is acceptable to you.

         I have examined copies of the Trust's Declaration of Trust, its By-Laws, resolutions adopted by its Board of Trustees and such other records and documents as I have deemed necessary for purposes of this opinion.

         Based upon the subject of the foregoing, please be advised that it is my opinion that the Trust's Shares are legally issued and (to the extent still outstanding) are fully paid and non assessable, except that, as set forth in the Trust's registration statement as currently in effect filed with the Securities and Exchange Commission pursuant to the 1933 Act, shareholders of the Trust may under certain circumstances be held personally liable for its obligations.




                                            Very truly yours,



                                            /s/ James B. Craver
                                            ----------------------------------
                                            James B. Craver